Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-264984 on Form S-3 and Registration Statement No. 333-66496 on Form S-8 of our reports dated February 15, 2024, relating to the financial statements of Idaho Power Company and the effectiveness of Idaho Power Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Idaho Power Company for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP
Boise, Idaho
February 15, 2024